Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-289758 on Form S-1, Registration Statement Nos. 333-259790 and 333-270994 on Form S-3 and Registration Statement Nos. 333-260879, 333-277415, 333-285228 and 333-289102 on Form S-8 of our report dated February 24, 2026, relating to the financial statements of Offerpad Solutions Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Tempe, Arizona
February 24, 2026